UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 16, 2010

CHINA MEDICINE CORPORATION
(Exact name of registrant as specified in Charter)

Nevada	000-51379	51-0539830
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2/F, Guangri Tower
No. 9 Siyounan Road 1st Street
Yuexiu District
Guangzhou, China 510600
(Address of registrant’s principal executive office)

(8620) 8739-1718 and (8620) 8737-8212
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Effective November 16, 2010, Fred Cheung resigned from his position as Chief Financial Officer of China Medicine Corporation (the “Company”) to pursue other opportunities.

On November 16, 2010, Henry Chi Fung Ho, then the Company’s Vice President of Finance and Accounting, was appointed to serve as the Company’s Chief Financial Officer, effective as of such date.

Henry Chi Fung Ho, age 38, has served as the Company’s Vice President of Finance and Accounting since October 1, 2010.  Prior to joining the Company, Mr. Ho worked as an auditor in progressively senior positions at Ernst & Young China (in Hong Kong) from September 2005 to September 2010, Ernst & Young’s Chicago office from June 2002 to August 2005, and Arthur Andersen LLP from July 1998 to May 2002.  Through his experience working with “Big Four” firms in the U.S. and Hong Kong, Mr. Ho has over twelve years of professional experience in auditing, financial reporting and management.  Mr. Ho received his M.B.A. from the Graduate School of Business of Loyola University of Chicago in 2005 and his Bachelor’s degree in Public Accounting and Finance from Loyola University of Chicago in 1998.  Mr. Ho is a member of American Institute of Certified Public Accountants and he is also a licensed Certified Public Accountant in the State of Illinois.

Mr. Ho’s compensation package has not been affected by his appointment as Chief Financial Officer, however, in connection with his appointment, Mr. Ho entered into an Amended and Restated Employment Agreement (the “Employment Agreement”), dated November 16.  Pursuant to the Employment Agreement Mr. Ho is entitled to receive (i) a base salary of $120,000 per annum, subject to annual adjustment, (ii) a $10,000 sign-on bonus, (iii) an annual incentive bonus for each calendar year after January 1, 2011 based on the achievement of certain criteria to be established by the board of directors of the Company or the Compensation Committee; provided however, the annual incentive bonus for the calendar year of 2011 will not be less than $20,000, and (iv) a grant of 120,000 shares of restricted common stock of the Company.  Twenty percent of the shares of restricted stock shall vest on each of October 2, 2011 and October 2, 2012.  Thirty percent of the shares of restricted stock shall vest on each of October 2, 2013 and October 2, 2014.  The initial term of the Employment Agreement is four years, and it commenced on November 16, 2010 and shall terminate on November 16, 2014, but the term can be extended by the agreement of the parties.  In the event Mr. Ho’s employment is terminated during the term of the Employment Agreement for any reason other than for Cause, death or Permanent Disability, as such terms are defined in the Employment Agreement, Mr. Ho shall receive, as severance payments, his monthly base salary for a period of three months thereafter.  The Employment Agreement also contains customary provisions regarding nondisclosure of proprietary information and assignment of inventions.

There are no family relationships between Mr. Ho and any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.  Mr. Ho does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant other than in connection with his employment as described in this report.

The above description of the Employment Agreement is qualified in its  entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and the contents of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are furnished herewith:

Exhibit No.	Document

10.1	Amended and Restated Employment Agreement, dated November 16, 2010, by and between China Medicine Corporation and Henry Chi Fung Ho.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MEDICINE CORPORATION

By:	/s/ Senshan Yang
Name: Senshan Yang
Title: Chief Executive Officer

Date:  November 19, 2010